Exhibit 5.1

Opinion and consent of Kramer Levin Naftalis & Frankel LLP

November 21, 2006

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York 11788

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Globecomm Systems, Inc., a Delaware corporation (the ‘‘Registrant’’), in connection with the preparation and filing of a Registration Statement on Form S-8 (the ‘‘Registration Statement’’) with the Securities and Exchange Commission (the ‘‘Commission’’), with respect to the registration under the Securities Act of 1933, as amended (the ‘‘Act’’), of an aggregate of 850,000 shares (the ‘‘Shares’’) of common stock, par value $0.001 per share (‘‘Common Stock’’), of the Registrant, to be issued pursuant to the Registrant’s 2006 Stock Incentive Plan (the ‘‘Plan’’).

In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, and the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP KRAMER LEVIN NAFTALIS & FRANKEL LLP